UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2026
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, in 2024, putative federal class action lawsuits alleging violations of the antitrust laws were filed against Otter Tail Corporation and two subsidiaries (together, the “Company”), along with more than twenty other PVC pipe manufacturers. The actions were later consolidated as In re: PVC Pipe Antitrust Litigation (Case No. 1:24-cv-07639) in the United States District Court for the Northern District of Illinois (the “PVC Pipe Antitrust Litigation”). The claims are directed at numerous participants across the industry, including more than two dozen other manufacturers of PVC pipe and conduit, and are premised on alleged coordinated conduct within the industry. The Court has allowed three putative classes: a Direct Purchaser Class (“DPPs”), a Non-Converter Seller Purchaser Class (“NCSPs”), and an End-User Class (“EUPs”), and together with the DPPs and the NCSPs, the “Putative Classes.”

On June 17, 2026, the Company entered into a settlement agreement with the EUPs individually and on behalf of the putative EUP class members (the “Settlement Agreement”).

Subject to the satisfaction of certain conditions, including preliminary and final approval by the Court, the Company’s subsidiaries, Northern Pipe Products, Inc. and Vinyltech Corporation, have agreed to pay an aggregate of $30 million into a settlement fund to resolve all claims asserted, or that could have been asserted, by the EUPs against the Company relating to the alleged conduct at issue in the PVC Pipe Antitrust Litigation. If the Settlement Agreement is preliminarily approved by the Court, the settlement payment will be made on or about 21 days thereafter. The settlement amount is inclusive of the recovery amounts for class members, any attorneys’ fees awarded to counsel for the EUPs, and the costs of administering the settlement. The EUPs have agreed to file a motion seeking preliminary approval of the Settlement Agreement as soon as practicable.

The execution of the Settlement Agreement does not constitute an admission by the Company of any wrongdoing, fault, or liability, and the Company does not admit any wrongdoing, fault, or liability.

The Company determined that resolving the EUP claims now is in its best interests. Although the Company was prepared to continue defending its position, the Settlement Agreement meaningfully reduces the uncertainty, distraction, and significant costs and exposure associated with protracted and complex class action antitrust litigation and further enables the Company to maintain its focus on executing its business strategy.

The Company anticipates utilizing available cash to fund the settlement payment. The settlement is not expected to have a material adverse effect on the Company’s financial position or liquidity.

The ultimate outcome of the PVC Pipe Antitrust Litigation remains uncertain, with no guarantee that the current or a revised Settlement Agreement will receive Court approval. If the settlement is not finalized, the Company intends to continue defending itself in the pending class action and maintains that it has strong factual and legal defenses.

Forward-looking Statements
Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “condition,” “expect,” “if,” “intend,” “may,” “will,” and similar expressions. Forward-looking statements in this Current Report relate to the Settlement Agreement, the lawsuit addressed in the Settlement Agreement, and any approval or appeals process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual plans or results to differ from our assumptions or expectations. Our risks are more fully described in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: June 18, 2026	By:	/s/ Jennifer O. Smestad
Jennifer O. Smestad
Senior Vice President, General Counsel and Corporate Secretary